                                                                 EXHIBIT 10.23.1

                FORM OF TERM NOTE  (REFERENCE ATTACHED SCHEDULE)
                -----------------

AMOUNT:                                                       AMHERST, NEW YORK
PAYOR:                                                        DATE:


FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of INTERNATIONAL IMAGING MATERIALS, INC. ("IIMAK") at its offices at
310 Commerce Drive, Amherst, New York 14228, the sum of
                                                        ----------------------
and      /100 ($            ) or, if less, the aggregate unpaid principal amount
of all advances made by IIMAK to the Borrower pursuant to the terms of this Note.

Borrower may obtain advances under this Note up to the principal sum hereof by making requests of IIMAK from time to time either orally or in writing (herein called "Loan Requests"). If IIMAK, in its sole discretion, decides to honor a Loan Request, then IIMAK shall advance the amount of the Loan Request to Borrower. In addition, IIMAK and the Borrower shall endorse the grid attached hereto, which is a part of this Note, accordingly.

All payments made on account of principal hereof shall be endorsed by both IIMAK and Borrower on the attached grid. One-third of the principal sum hereof, or if less, the entire remaining unpaid principal balance, is due and payable on each of May 1, 1997, 1998 and 1999. Irrespective of these scheduled repayments, this Note shall be immediately due and payable upon the termination of the Borrower's employment with IIMAK for any reason. The holder of the Note has full recourse against all of the Borrower's assets for collection of the unpaid principal balance on the Note. The Borrower shall have the right to prepay at any time, without premium or penalty, any or all of the principal indebtedness under this Note.

Any holder of the Note may declare all indebtedness evidenced by this Note to be immediately due and payable upon: (1) the filing by or against the Borrower of a request or petition for reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; or
(2) the making of any general assignment by the Borrower for the benefit of creditors.

This Note shall not bear interest until maturity. After maturity (whether on acceleration or otherwise), this Note shall bear interest on the unpaid principal balance at a rate of twelve percent (12%) per annum. Interest shall be calculated on the basis of one three hundred sixty-fifth (1/365th) of the above specified rate in effect for each calendar day such principal balance is unpaid.

No failure by the holder of this Note to exercise, and no delay in exercising, any right or power hereunder shall operate as waiver thereof, nor shall any single or partial exercise by such holder of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

No modification, rescission, waiver, forbearance, release or amendment of any provisions of this Note shall be made, except by a written agreement duly executed by the Borrower and the holder hereof.

The Borrower hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.

The Note shall be governed by the laws of the State of New York. The Borrower agrees to pay all costs and expenses incurred by the holder hereof in enforcing this Note, including, without limitation, actual attorneys' fees.



----------------------------     ---------------------------------------------
         Date                               Borrower

                  SCHEDULE OF DEMAND AND TERM NOTES OF PERSONS
               INDEBTED TO INTERNATIONAL IMAGING MATERIALS, INC.
                  IN AN AGGREGATE AMOUNT IN EXCESS OF $60,000



      Date of             Payor of       Type of   Amount of
        Note                Note          Note       Note
--------------------  -----------------  -------  -----------

April 10, 1996        John W. O'Leary     Term    $ 47,626.00
February 24, 1997     John W. O'Leary    Demand     63,725.33
March 26, 1997        John W. O'Leary    Demand    421,878.34
June 16, 1997         John W. O'Leary    Demand    184,280.37
                                                  -----------
                                                  $717,510.04
                                                  ===========


April 10, 1996        Nick S. Mandrycky   Term    $ 13,757.33
May 8, 1995           Nick S. Mandrycky  Demand     56,959.53
November 26, 1996     Nick S. Mandrycky  Demand     10,852.97
                                                  -----------
                                                  $ 81,569.83
                                                  ===========


April 10, 1996        David B. Lupp       Term    $ 10,769.33
September 19, 1995    David B. Lupp      Demand     29,627.62
March 25, 1996        David B. Lupp      Demand      3,860.00
March 29, 1996        David B. Lupp      Demand     24,495.12
December 4, 1996      David B. Lupp      Demand      7,330.00
March 26, 1997        David B. Lupp      Demand     22,467.94
                                                  -----------
                                                  $ 98,550.01
                                                  ===========